EIP MICROWAVE, INC..                                            1996 FORM 10-KSB
                                                                   EXHIBIT 10(f)


                         LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of November 15, 1996, by and between EIP Microwave, Inc. ("Borrower") whose address is 1745 McCandless Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:   Among other indebtedness which may
be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A. Modification(s) to Loan Agreement.

        1.     The following modifications pertain to the Schedule to the Loan
               Agreement:

               a.  Modification to Credit Limit.

                    The first paragraph of the section entitled "Credit Limit (Section 1.1)" is hereby amended in its entirety to read as follows:

                    An amount not to exceed the lesser of: (i) $185,000.00 at any one time outstanding; or (ii) 60% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

                b.  Extension of Maturity Date.

                    The Maturity Date as set forth in the section entitled "Maturity Date (Section 5.1)" is hereby deleted and replaced, effective as of the date hereof, with "January 15, 1997."

                c.  Modification of the Financial Covenants.

                    The Debt to Tangible Net Worth Ratio and the Profitability covenants as set forth in "Financial Covenants
                    (Section 4.1)" are hereby amended to read as follows:

                    DEBT TO TANGIBLE NET WORTH RATIO. Borrower shall maintain, on a monthly basis, beginning with the month ended
                    September 30, 1996, a ratio of total liabilities to tangible net worth of not more than 1.50 to 1.00.

                    PROFITABILITY. Borrower shall be profitable (after taxes) on a quarterly basis with an allowance for losses (subject to an infusion of capital of not less than $600,000.00 no later than December 31, 1996), provided such losses do not exceed $120,000.00 for the quarter ending December 31, 1996 and $90,000.00 for the quarter ending March 31, 1997.

        2. Notwithstanding anything to the contrary contained in the section entitled "1.1 Loans", Silicon shall no longer make further Loans to Borrower, as pertaining to the A/R Facility.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Silicon a fee in the amount of Three Hundred and 00/100 Dollars ($300.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                           SILICON :

EIP MICROWAVE, INC.                 SILICON VALLEY BANK


By:  /s/  Lewis R. Foster           By:  /s/  Christine L. Caywood
     --------------------                -------------------------
Name:     Lewis R. Foster           Name:     Christine L. Caywood
     --------------------                -------------------------
Title:    President                Title:     Vice President
     --------------------                -------------------------




                                      30